UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 12, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 15, 2016, the Board of Directors (the “Board”) of EnteroMedics Inc. (the “Company”) appointed Gary Blackford to serve as a director of the Company. The appointment was made to fill the vacancy created by the decision of Catherine Friedman not to stand for re-election to the Board at the Company’s annual meeting on May 4, 2016. Mr. Blackford will serve as a Class III Director until the Company’s 2019 annual meeting or until his successor is elected and qualified.

In addition, on August 12, 2016, Anthony P. Jansz informed the Board of his decision to resign from the Board, effective as of the date of Mr. Blackford’s acceptance. Mr. Jansz’ resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Blackford, age 59, has been leading healthcare companies for over thirty years, with a focus on driving change and innovation that creates value for investors, employees and healthcare consumers. Mr. Blackford was most recently Chairman and Chief Executive Officer of Universal Hospital Services, Inc. (“UHS”) from 2002 until 2015, where he transformed UHS from a regional medical equipment rental company to a national leader in medical equipment outsourcing and life cycle solutions. He currently sits on the board of directors of Wright Medical Group, Inc., Halyard Healthcare, Inc. and PipelineRX. He received his BBA (accounting) from the University of Iowa and his law degree from Creighton University.

In making the appointment, the Board determined that Mr. Blackford’s significant executive leadership experience, his experience working with hospitals and alternative care providers in all fifty states and his experience as a board member of public medical device companies make him well suited to serve as a member of the Board. The Board has determined that Mr. Blackford qualifies as “independent” pursuant to the rules of the NASDAQ Stock Market.

As consideration for Mr. Blackford’s agreeing to become a member of the Board, the Company granted Mr. Blackford an option to purchase 1,667 shares of the Company’s common stock. The option has an exercise price equal to $0.17, which was the closing sale price of the Company’s common stock on the Nasdaq Stock Market on August 15, 2016, and vests such that twenty-five percent of the option vested immediately with the remainder vesting in 36 equal monthly installments following the date of grant. The option has a ten-year term subject to earlier termination in connection with a termination of directorship.

Mr. Blackford has no family relationship with any other officer or director of the Company. Neither Mr. Blackford nor any immediate family member of Mr. Blackford has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000.

A copy of the press release issued by the Company on August 17, 2016 announcing the appointment of Mr. Blackford is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 15, 2016, the Company issued a press release to announce 24-month results for the Company’s ReCharge Clinical Study. A copy of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 17, 2016 regarding the appointment of Gary Blackford

99.2	Press Release dated August 15, 2016 regarding the ReCharge Clinical Study

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Compliance Officer

Date: August 17, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 17, 2016 regarding the appointment of Gary Blackford

99.2	Press Release dated August 15, 2016 regarding the ReCharge Clinical Study